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                                                                     EXHIBIT 4.4


                             INSTRUCTIONS FOR AND
                          NOTICE OF EARLY EXERCISE OF
                            STOCK PURCHASE WARRANT

To:


From:   Grip Technologies, Inc.
        10 Corporate Park, Suite 130
        Irvine, California 92714

        The following are instructions to all holders (the "Holders") of Stock Purchase Warrant (the "Warrants") issued by Grip Technologies, Inc., a California corporation (the "Company.), and, if executed and returned to the Company, will constitute a binding commitment by the undersigned to exercise the Warrant(s) described herein on the terms and conditions set forth herein.

        Proposal: The Company hereby agrees and commits to reduce the exercise
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price (the "Exercise Price") for the purchase of shares of Common Stock of the
Company upon exercise of the Warrants to the extent and upon the condition that those Warrants are exercised by the Holder(s) thereof at any time prior to April 30, 1977. The reduction in the Exercise Price is available for, and limited only to, those Shares which are actually purchased upon the early exercise of the Warrants as provided herein in these Instructions for and Notice of Early Exercise of Stock Purchase Warrant (the "Instructions"). This offer expires if it has not been accepted on or prior to April 30, 1997 (the "Expiration Date") by compliance by the Holder(s) with the acceptance procedures described below. There will be no reduction to the Exercise Price if and to the extent that any Warrant has not been exercised in accordance with these Instructions prior to the Expiration Date

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   The offer of the Company is subject to and conditioned upon compliance by the
   Company with all applicable federal and state securities and blue sky laws.
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        Acceptance Procedures: In order to accept the offer described in these
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Instructions, each Holder must deliver to the Company, at 10 Corporate Park,
Suite 130, Irvine, California 92714, Attention: Sam G. Lindsay, President, on or prior to the Expiration Date, all of the following:

        1. A complete and properly executed copy of these Instructions.

        2. A certified or cashiers check, made payable to Grip Technologies, Inc., in the amount of the Aggregate Exercise Price. [See Agreement to Exercise Warrant on page 2 of these Instructions.] In lieu of payment by a certified or cashiers check, a personal check or wire transfer of funds is acceptable only by prior arrangement with and written confirmation by the Company.

        3. The original Warrant for cancellation. [Note: If you are exercising your Warrant with respect to less than all or the Shares covered thereby, then a new Warrant, representing the reduced number of Shares, will be issued and delivered to you. There will be no reduction in the Exercise Price with respect to the reissued Warrant.]
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INFORMATION REGARDING THE WARRANT(S): The undersigned is the holder of Stock
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Purchase Warrant Series ________ representing the right to purchase ____ shares of Common Stock of the Company, at price of $__ per share (the Exercise Price"). The Warrant expires, if unexercised, on ____________.

AGREEMENT TO EXERCISE WARRANT: By execution of these Instructions, the
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undersigned hereby exercises/partially exercises [cross out the inapplicable term] the Warrant and agrees to purchase ________ shares (the "Shares") of Common Stock of the Company in consideration for the reduction of the Exercise Price to $1.10 per share. For purposes hereof, the Aggregate Exercise Price is $____ [PLEASE COMPLETE WITH THE PRODUCT OF $1.10 TIMES THE NUMBER OF SHARES TO BE PURCHASED.]

REPRESENTATIONS AND WARRANTIES OF WARRANTS HOLDER: In connection with the
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exercise of the Warrant, the undersigned hereby represents and warrants to the
Company as follows:

        1. The undersigned is the record and beneficial owner(s) of the Warrant.

        2. The undersigned has not assigned, transferred, conveyed, pledged, hypothecated, securitized, mortgaged or otherwise transferred the Warrant, or his/her/its rights or interest therein, nor has the undersigned agreed or committed to do any of the foregoing.

        3. The undersigned has received copies of, and has had an opportunity to review, the Company's Annual Report for its fiscal year ended July 31, 1996 and Form 10-Q's for the fiscal quarters ended October 31, 1996 and January 31, 1997. The undersigned has had the opportunity to ask questions of and to receive answers from representatives of the Company concerning the terms and conditions of the offer described in these Instructions and to obtain any additional information which the undersigned deemed necessary to verify the accuracy of the information described in the above-referenced Annual and Form 10-Q's.

        4. The undersigned is purchasing the Shares for his/hers/its account (or a trust account if the purchaser is a trustee) and not with a view to or for sale in connection with any distribution of shares of the Company.

        5. The undersigned is an "accredited investor" as that term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Act") by reason of the fact that the undersigned is [PLEASE CHECK THE BOX NEXT TO THE APPLICABLE SUBPARAGRAPHS]:

        [_] A natural person whose net worth/1/ or whose joint net worth/1/ with such individual's spouse at the time of purchase exceeds $1,000,000 or a natural person whose individual income/2/ (without


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  1 For this purpose, a person's net worth is the excess of all of the person's assets over all of the person's liabilities exclusive of home, home furnishings and automobiles.

  2 For this purpose, a person's income is the amount of his individual adjusted gross income (as reported on a federal income tax return), increased by the following amounts: (a) any deduction for a portion of long-term capital gains (Section 1202 of the Internal Revenue Code of 1986, as amended [the "Code"), (b) any deduction for depletion (Section 611 et seq. of the Code); (c) any exclusion
                                         ------
for interest on tax-exempt municipal obligations (Section 103 of the

                                       2

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such individual's spouse), exceeded $200,000 or joint income with that person's spouse exceeded $300,000 in each of the two most recent years and who has a reasonable expectation of reaching the same income level/2/ in the current year, provided in any case that such purchaser meets the provisions of subparagraph 6(a)(ii) or 6(b) or the investment does not exceed ten percent (lO%) of such persons net worth/1/ or joint net worth/1/ with that person's spouse;

        [_] Any bank as defined in Section 3(a)(2) of the Act, savings and loan association as defined in section 3(a)(5)(A) of the Act or trust company whether acting in its individual or fiduciary capacity; insurance company as defined in
Section 2(13) of the Act; investment company registered under the Investment Company Act of 1940; pension or profit-sharing trust that is also an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (other than a pension or profit-sharing trust of the issuer, a self-employed individual retirement plan, or individual retirement account) if the investment decision is made by a plan fiduciary as defined in section 3(21) of such act which is either a bank, savings and loan association, insurance company or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

        [_] A small business investment company licensed by the U.S. Small Business Administration under Section 3Ol(c) or (d) of the Small Business Investment Company Act of 1958; a business development company as defined in
Section 2(a)(48) of the Investment Company Act of 1940; or a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

        [_] An organization described in Section 50l(c)(3) of the Internal Revenue Code, as amended December 29, 1981, [sic], not formed for the specific purpose of acquiring the securities offered, which has total assets (including endowment, annuity and life income funds) of not less that $5,000,000 according to its most recent audited financial statement;

        [_] A director, executive officer or general partner (who exercises managerial functions with respect to the issuer) of the issuer of the securities being sold, or any director, executive officer, or general partner of a general partner of that issuer;

        [_] Any entity in which all of the equity owners are persons specified in any of the above subsections.

        [_] A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person.

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Code); and (d) any losses of a partnership allocated to the individual limited partners (as reported on Schedule E of Form 1040).

      /3/ "Executive officer" means the president, any vice president in charge of a principal business unit. division or function (such as sales, administration or finance), any other officer who performs a policy making function, or my other person who performs similar policy making functions for the issuer. Executive officers of subsidiaries may be deemed executive officers of the issuer if they perform such policy snaking Sanctions for the issuer.

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        6. (a) (i) The undersigned has a preexisting personal or business relationship with the Company or any of its officers, directors or controlling persons, or (ii) by reason of the undersigned's business or financial experience or the business or financial experience of the undersigned's professional advisor who is unaffiliated with and who is not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect the undersigned's own interests in connection with the transaction.

        (b) The undersigned has adequate means of providing for the undersigned's current needs and personal contingencies, is able to bear the economic risks of investment in the transaction and has no need for liquidity in such purchase.

        Acknowledgments and Covenants of the Holder(s): The undersigned
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understands, acknowledges and agrees that:

        1. None of the Shares has been nor, unless and only to the extent otherwise provided in the Warrant, will be registered under the Act or any securities or Blue Sky laws of any state (collectively "State Laws") and, consequently, the Shares must be held indefinitely unless subsequently registered thereunder or an exemption from such registration is available. Except as otherwise provided in the Warrant, the Company has no obligation or any intention ever to register any of the Shares under the Act or certain State Laws, or to provide any exemption from registration under the Act or State laws for any resale of the Shares.

        2. The Shares have not been registered under the Act on the basis that the issuance thereof is exempt under Section 4(6) of the Act and/or the rules and regulations promulgated thereunder, and that the Company's reliance on such exemption is predicated in part on the undersigned's representations and warranties set forth in these Instructions.

        3. The Shares have not been registered under certain State Laws in reliance on specific exemptions from registration thereunder and no securities administrator or any state or federal government has made any finding or determination relating to the fairness for investment of the Shares, and neither any securities administrator nor the federal government has recommended or endorsed the offering of these Shares.

        4. The undersigned understands and agrees that the following restrictions and limitations are applicable to its/his/her purchase of the Shares which are being sold to it/him/her in reliance on the exemption from registration contained in Section 4(6) of the Act.

            (a) The Shares may not be sold, pledged, hypothecated or otherwise transferred unless they are registered under the Act and applicable state securities laws or are exempt therefrom .

            (b) A legend to the following effect will be placed on any certificates representing the Shares comprising the Shares:

             THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BE REGISTERED UNDER THE Securities ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

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           STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR A LAWYER'S OPINION
           (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

           (c) Stop transfer instructions to the transfer agent of the Shares have been or will be placed so as to restrict resale, pledge, hypothecation or other transfer thereof, subject to the provisions hereof, including the provisions of the legend referred to in subparagraph (b) above.

        Authority:
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        1. The undersigned, if executing these Instructions in a representative or fiduciary capacity, has full power and authority to execute and deliver these Instructions in such capacity and on behalf of the purchasing individual, ward, partnership, trust, estate, corporation or other entity for whom the undersigned is executing these Instructions, and such individual, ward, partnership, trust, estate, corporation or other entity has full right and power to perform pursuant to these Instructions and become a purchaser of Shares pursuant to the terms hereof. The undersigned will, upon request of the Company, furnish to the Company a true and correct copy of (a) if the undersigned is a trust, the trust agreement; and (b) if the undersigned is a corporation, the Articles and Certificate of Incorporation and Bylaws and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing the specific investment; and (c) if the undersigned is a partnership, the Partnership Agreement.

        2. If the undersigned is a partnership, the person executing these Instructions hereby represent and warrants that the representations, warranties, agreements or undertakings set forth in these Instructions are true with respect to all partners in the undersigned (and if any such partner is itself a partnership, all persons holding an interest in such partnership, directly or indirectly, through the partnership) and that the person executing these Instructions has made due inquiry to determine the truthfulness of the representation and warranty made pursuant hereto.

        3. If the undersigned is purchasing the shares described herein in a representative or fiduciary capacity, the above representations and warranties shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

        Survival of Representations and Warranties: All representations and
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warranties set forth in these Instructions shall be true and correct in all respects on and as of the Expiration Date as if made on and as of the Expiration Date and shall survive the closing.

        Indemnification by Holder(s): The undersigned understands the meaning
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and legal consequences of the Representations and Warranties of Warrant Holder
set forth in these Instructions, and agrees to indemnify and hold harmless the Company, and each officer, director, employee, and agent of the Company, from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty of the undersigned contained in these Instructions.


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Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the undersigned does not thereby or in any other manner waive any rights granted to the undersigned by law.



        Dated:                           , 1997
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                                                Authorized signature of
                                                   warrant holder


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                                                Print name and capacity

                                        Social Security Number or Federal
                                        Taxpayer Identification Number:

                                        ---------------------------------

                                        Address:
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                                        Telephone:(   )
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                                        Fax: (    )
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                                  ACCEPTANCE

        Grip Technologies, Inc., a California corporation, hereby accepts the offer of the above-described Holder to purchase Shares upon exercise of the Warrant described above.


        Dated:                       , 1997
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                                        GRIP TECHNOLOGIES, INC.



                                        By
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                                                    Sam G. Lindsay
                                                      President

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